UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC		28117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, Lowe’s Companies, Inc. (the “Company”) announced a new leadership structure. As part of the Company’s new leadership structure, the Chief Operating Officer and Chief Customer Officer positions have been eliminated, and responsibilities formerly under these roles will be assumed by other senior leadership roles that will report directly to Marvin R. Ellison, the Company’s President and Chief Executive Officer. Effective November 6, 2018, after a transition period, Michael P. McDermott, the current Chief Customer Officer, plans to leave the Company. The Company also announced that Richard D. Maltsbarger, the current Chief Operating Officer, will be leaving the Company, effective immediately.

On July 9, 2018, the Company and Mr. McDermott entered into a retention agreement (the “Retention Agreement”). Pursuant to the Retention Agreement, it is intended that Mr. McDermott will continue to serve as an executive of the Company during a transition period ending on November 6, 2018, and will continue at his current rate of compensation. If Mr. McDermott remains actively employed through the transition period and performs his duties to the reasonable expectations of the Company, he will (i) receive severance in the gross amount of eighteen (18) months of salary at his last rate of pay, payable in twelve (12) equal installments; (ii) be eligible for participation in the Company’s annual incentive award program with respect to 2018 on a pro-rata basis and (iii) receive outplacement services for a duration to be determined by the Company in its discretion. To be eligible to receive the severance benefits described above, Mr. McDermott will be required to execute a release and separation agreement (the “Release and Separation Agreement”), which contains a general release and waiver of claims and certain restrictive covenants regarding non-competition, non-solicitation of employees, suppliers, customers and developers and non-disparagement. The severance benefits under the Release and Separation Agreement are subject to forfeiture and/or repayment in the event of Mr. McDermott’s breach of the release and waiver of claims or restrictive covenants contained in the Release and Separation Agreement.

The foregoing summary of Mr. McDermott’s Retention Agreement is not complete and is qualified in its entirety by the Retention Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

Item 7.01	Regulation FD Disclosure.

On July 9, 2018, the Company issued a press release announcing the elimination of the roles of the Chief Customer Officer and Chief Operating Officer, a new leadership structure for the Company and the departures of Mr. McDermott and Mr. Maltsbarger. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: July 9, 2018	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary